                                                                     EXHIBIT 3.1

                                                                          PAGE 1
                               State of Delaware

                       OFFICE OF THE SECRETARY OF STATE

                       ________________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "ABIOMED, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF AUGUST, A.D. 1997, AT 2:17 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                         [STAMP]        /s/ Edward J. Freel
                                       ----------------------------------------
                                       Edward J. Freel, Secretary of State

                                       AUTHENTICATION:     8607146

                                                 DATE:     08-14-97

                     RESTATED CERTIFICATE OF INCORPORATION
                     -------------------------------------

                                      OF
                                      --

                                 ABIOMED, Inc.
                                 -------------

     ABIOMED, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to Section 245 of the Delaware General Corporation Law, hereby certifies as follows:

     A. The original certificate of incorporation of the Corporation was filed with the Secretary of State of Delaware on June 4, 1987.

     B. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's certificate of incorporation, as heretofore amended or supplemented (the "Original Certificate of Incorporation"), and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation within the meaning of
Section 245(c) of the General Corporation Law of the State of Delaware. As permitted under said Section 245(c), this Amended and Restated Certificate omits
(a) such provisions of the Original Certificate of Incorporation which named the incorporator and the initial board of directors, and (b) such provisions contained in the Original Certificate of Incorporation as were necessary to effect a cancellation of the Corporation's Class A Common Stock and Class A Preferred Stock, which cancellation has become effective pursuant to the terms of the Original Certificate of Incorporation.

     C. This Amended and Restated Certificate of Incorporation was approved by the Board of Directors of the Corporation at a meeting held on August 13, 1997, in accordance with Section 245 of the General Corporation Law of the State of Delaware.

     D. The text of the certificate of incorporation of the Corporation, as restated herein, shall read in its entirety as follows:

     1.  NAME.  The name of the corporation is ABIOMED, Inc.
         ----

     2.  REGISTERED OFFICE.  The address, including street, number, city, and
         -----------------
county, of the registered office of the corporation in the State of Delaware is c/o The Prentice-Hall Corporation System, Inc., 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     3.  PURPOSE.  The nature of the business and the purposes to be conducted
         -------
and promoted by the corporation shall be (a) to engage in the research, development, manufacturing, marketing and sale of medical and biomedical devices and instrumentation and medical products, and (b) any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     4.  CAPITAL STOCK.  A statement of the designations and powers, preferences
         -------------
and rights, and the qualifications, limitations or restrictions of the classes of capital stock of the corporation shall be as follows:

                      PART 4.1 - DESIGNATION AND NUMBERS.
                      -----------------------------------

     The total number of shares of capital stock which the corporation shall have authority to issue shall be divided into two classes as follows:

     (i)    25,000,000 shares of Common Stock, par value $.01 per share;

     (ii) 1,000,000 shares of Class B Preferred Stock, par value $.01 per share.

                            PART 4.2 - COMMON STOCK
                            -----------------------

     4.2.1.  Dividends and Other Distributions.  Subject to the limitations, if
             ---------------------------------
any, prescribed in the provisions of any class or series of stock having a preference over the Common Stock, holders of shares of Common Stock shall be entitled to receive, when and as declared by the board of directors out of the assets or funds of the corporation which are by law available therefor, dividends payable in cash or in property or in any combination thereof.

     4.2.2.  Voting Rights and Powers.
             ------------------------

     (a) Except as otherwise required by law, with respect to all matters upon which stockholders are entitled to vote or give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his or her name. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by stockholders without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     (b) Any director elected by the holders of Common Stock voting as a separate class may only be removed for cause by the holders of the Common Stock voting as a separate class. The remaining directors may be removed only for cause by the stockholders who are entitled to elect the director.

     (c) Any vacancy in the office of director shall be filled by the remaining directors, and in the absence of any directors, by the stockholders.

     (d) This Section 4.2.2 shall not be amended, altered or repealed except by the affirmative vote of eighty percent (80%) of the votes entitled to be cast by the stockholders.

     4.2.3.  Liquidation.  In the event the corporation shall be liquidated,
             -----------
dissolved or wound up, whether voluntarily or involuntarily, after there shall have been paid or set aside the full preferential amounts to which the holders of any class or series having a preference over the Common Stock are entitled, the holders of Common Stock shall be entitled to share in the remaining net assets of the corporation. A merger or consolidation of the corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the corporation which shall not in fact result in the liquidation of the corporation and the distribution of assets to stockholders shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the corporation within the meaning of this Section 4.2.3.

                      PART 4.3 - CLASS B PREFERRED STOCK
                      ----------------------------------

     4.3.1.  General.  The Class B Preferred Stock may consist of one or more
             --------
series. The Board of Directors may, from time to time, establish and designate the different series and the variations in the preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as between the different series provided in Section 4.3.2 hereof, but in all other respects all shares of the Class B Preferred Stock shall be identical. In the event that at any time the Board of Directors shall have established and designated one or more series of Class B Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Class B Preferred Stock, the remaining authorized shares of Class B Preferred Stock shall be deemed to be shares of an undesignated series of Class B Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors.

     4.3.2.   Establishment of a Series.  Subject to the provisions of this
              -------------------------
Article Fourth, the Board of Directors is authorized to establish one or more series of Class B Preferred Stock and, to the extent now or hereafter permitted by the laws of the State of Delaware, to fix and determine the preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each series, including, but not limited to:

     (a) the number of shares to constitute such series and the distinctive designation such series;

     (b) the dividend rate on the shares of such series and preferences, if any, and the special and relative rights of such shares of such series as to dividends;

     (c) whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

     (d) the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the corporation;

     (e) whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

     (f) whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock of the corporation and, if so, the conversion price or ratio and other conversion rights;

     (g) the conditions under which the shares of such series shall have separate voting rights or no voting rights; and

     (h) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now and hereafter permitted by the laws of the State of Delaware.

     Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter by resolution authorize the increase or decrease in the number of shares of the same series, subject to the limitations of Section 151(g) of the Delaware General Corporation Law.

     4.3.3.  Dividends.  Holders of Class B Preferred Stock shall be entitled to
             ---------
receive, when, if and as declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cash dividends at the rates fixed by the Board of Directors for the respective series, payable on such dates in each year as the Board of Directors shall fix for the respective series as provided in Section 4.3.2 (hereinafter referred to as "dividend dates"). Until all accrued dividends on each series of Class B Preferred Stock shall have been paid through the last preceding dividend date of each such series, no dividend or distribution shall be made to holders of Common Stock other than a dividend payable in Common Stock of the corporation. Dividends on shares of any cumulative series of Class B Preferred Stock shall accumulate from and after the day on which such shares are issued, but arrearages in the payment thereof shall not bear interest. Nothing hereincontained shall be deemed to limit the right of the corporation to purchase or otherwise acquire at any time any shares of its capital stock.

     For purposes of this Part 4.3 the amount of dividends "accrued" on any shares of any cumulative series of Class B Preferred Stock as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared. The amount of dividends "accrued" on any noncumulative series of Class B Preferred Stock shall mean only those dividends declared by the Board of Directors, unless otherwise specified for such series by the Board of Directors pursuant to Section 4.3.2.

     4.3.4.  Liquidation.  Upon the voluntary or involuntary liquidation of the
             -----------
corporation, before any payment or distribution of the assets of the corporation shall be made to or set apart for any other class of stock, the holders of Class B Preferred Stock shall be entitled to payment of the amount of the preference payable upon such liquidation of the corporation fixed by the Board of Directors for the respective series as provided in Section 4.3.2. If, upon any such liquidation, the assets of the corporation shall be insufficient to pay in full to the holders of the Class B Preferred Stock the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among the holders of each series of Class B Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. The voluntary sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the corporation, the merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, shall not be deemed to be a liquidation of the corporation for the purpose of this Section 4.3.4.

     4.3.5.  Retirement.  Any shares of Class B Preferred Stock which shall at
             ----------
any time have been redeemed, or which shall at any time have been surrendered for conversion or exchange or for cancellation pursuant to any sinking or purchase fund provisions with respect to any series of Class B Preferred Stock, shall be retired and shall thereafter have the status of authorized and unissued shares of Class B Preferred Stock undesignated as to series.

     4.3.6.  Voting Rights.  The Board of Directors shall, at the time any
             -------------
series of Class B Preferred Stock is established, determine whether or not the shares of such series shall be entitled to vote. The Board of Directors, in establishing a series of Class B Preferred Stock and fixing the voting rights thereof, may determine that the voting power of each share of such series may be greater or less than the voting power of each share of the Common Stock or of other series of Class B Preferred Stock notwithstanding that the shares of such series of Class B Preferred Stock may vote as a single class with the shares of other series of Class B Preferred Stock and/or with the shares of Common Stock.

     5.  EXISTENCE.  The corporation shall have perpetual existence.
         ---------

     6.  CERTAIN SETTLEMENTS.  Whenever a compromise or arrangement is proposed
         -------------------
between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement,the said compromise or agreement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all class of creditors, and/or on the stockholders, of this corporation, as the case may be, and also on this corporation.

     7.   POWERS OF DIRECTORS.  For the management of the business and for the
          -------------------
conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     a. The business of the corporation shall be conducted by the officers of the corporation under the supervision of the Board of Directors.

     b. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. No election of Directors need be by written ballot.

     c. The Board of Directors of the corporation may adopt, amend or repeal the By-Laws of the corporation at any time after the original adoption of the By-Laws according to Section 109 of the Delaware General Corporation Law; provided, however, that any amendment to provide for the classification of Directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the Delaware General Corporation Law shall be set forth in an amendment to this Certificate of Incorporation, in an initial By-Law, or in a By-Law adopted by the stockholders of the corporation entitled to vote.

     8.   LIMITATION OF LIABILITY. No director shall be personally liable to the
          -----------------------
corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, notwithstanding any other provision of law to the contrary. However, a director shall be liable to the extent required by applicable law (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 8 shall deprive a director of the benefits hereof with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


     9.   INDEMNIFICATION. The corporation may, to the fullest extent permitted
          ---------------
by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section, to the full extent provided in the corporation's By-Laws, from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


     10.  AMENDMENT. From time to time any of the provisions of this Certificate
          ---------
of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Certificate of Incorporation are granted subject to the provisions of this
Article 10.

     11.  CLASSIFIED BOARD OF DIRECTORS
          -----------------------------

     (a) The number of directors of the corporation shall be the number, not less than 3 nor more than 12, fixed from time to time by the Board of Directors. The Board of Directors may be enlarged only by vote of a majority of the directors then in office.

     (b) Commencing at the annual meeting of the stockholders in 1995, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the number of directors constituting the entire Board of Directors. At the annual meeting of the stockholders held in 1995, Class I directors shall be elected for a one year term, Class I directors shall be elected for a two year term, and Class III directors shall be elected for a three year term, and in each case until their successors are duly elected and qualified. Commencing in 1996, at each annual meeting of the stockholders successors to the class of directors whose terms expire at that annual meeting of stockholders shall be elected by stockholders for a three year term and until their successors are duly elected and qualified. If the number of directors constituting the entire Board of Directors shall be changed as provided in paragraph (a) of this Article 11, the increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

     (c) Any director elected to fill a vacancy resulting from an increase in any class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for the remaining term of the class to which such director is elected. No decrease in the size of the Board of Directors shall have the effect of removing or shortening the term of any incumbent director.

     (d) Whenever the holders of any series of Preferred Stock issued pursuant to the provisions of Part 4.3 of Article 4 of this certificate of incorporation shall have the right, voting as a separate class, to elect directors, the election, term of office, filling of vacancies and other terms of such directorships shall be governed by the terms of this certificate of incorporation applicable to such series or by the resolution or resolutions of the Board of Directors providing for such series, as the case may be, and such directorships shall not be divided into classes or otherwise subject to this
Article 11 unless expressly so provided therein.

     (e) This Article 11 shall not be amended, altered or repealed except by the affirmative vote of eighty percent (80%) of the votes entitled to be cast by stockholders voting in accordance with Section 4.2.2(a) of Article 4 .

     14. CONSIDERATION OF RELEVANT FACTORS IN BUSINESS COMBINATIONS. The Board
         ------------------------------------------------------------
of Directors of the corporation, when evaluating any offer of another party to
(i) purchase or exchange any securities or property for any outstanding equity securities of the corporation, (ii) merge or consolidate the corporation with another corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its stockholders, give due consideration to all relevant factors, including without limitation: (a) not only the price or other consideration being offered in relation to the then current market price of the corporation's outstanding shares of capital stock, but also the Board of Directors' estimate of the future value of the corporation as an independent going concern and the unrealized value of its property and assets; (b) the financial and managerial resources and future prospects of the other party; and
(c) the possible social, legal, environmental and economic effects of the transaction on the business of the corporation and its subsidiaries and on the employees, customers, suppliers and creditors of the corporation and its subsidiaries and the effects on the communities in which the corporation's facilities are located. In evaluating any such offer on the basis of the foregoing factors, the directors shall be deemed to be performing their duly authorized duties and acting in good faith and in the best interests of the corporation within the meaning of Section 145 of the General Corporation Law of Delaware, as it may be amended from time to time.

IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation on this 13th day of August, 1997. This Restated Certificate of Incorporation is to be filed with the Secretary of State of Delaware and Recorded with the Recorder of Deeds of New Castle County, Delaware, pursuant to
Section 103 and 245 of the Delaware General Corporation Law.


                             /s/ David M. Lederman
                             ---------------------
                             David M. Lederman, President